Exhibit 99.1

Sovereign Bancorp, Inc. Announces 2005 Third Quarter Net Income
of $181 Million and Operating/Cash Earnings of $197 Million

GAAP EPS of $.48, up 100%, and Operating/Cash EPS of $.50, up 9%

Financial Highlights
—

Net income was $181 million, up 119% from $83 million in the same quarter a year ago. Earnings per diluted share for the third quarter of 2005 were $.48, up 100% from $.24 per diluted share in the third quarter of 2004.

—

Operating/cash earnings were $197 million, up 25% from $158 million in the same quarter a year ago. Operating/cash earnings per diluted share were $.50 per share, up 9% from $.46 per share in the third quarter of 2004.

—	Efficiency ratio was 48.9% in the third quarter of 2005 as compared to 50.4% in the third quarter of 2004.
—	Positive operating leverage of 1.2 times year-over-year.
—

Average deposits increased to $37.1 billion during the quarter, an annualized organic growth rate of 10%; average core deposits (excluding time deposits) increased to $27.3 billion during the quarter, an annualized organic growth rate of 8%.

—	Average loans increased to $42.3 billion during the quarter, an annualized organic growth rate of 10%.
—	Operating/cash return on average assets of 1.27% compared to 1.17% in the third quarter of 2004.
—	Operating/cash return on tangible common equity of 28.58% compared to 26.96% a year ago.
—	Annualized net charge-offs decreased to .18% of average loans at September 30, 2005, versus .19% at June 30, 2005 and .25% at September 30, 2004.
—	Sovereign repurchased eight million shares during the quarter through our previously announced repurchase program, and a total of 20 million shares for the nine months ending September 30, 2005.

          PHILADELPHIA, Oct. 18 /PRNewswire-FirstCall/ -- Sovereign Bancorp, Inc. (“Sovereign”) (NYSE: SOV), parent company of Sovereign Bank (“Bank”), today reported third quarter 2005 net income in accordance with generally accepted accounting principles of $181 million, or $.48 per diluted share, as compared to $83 million, or $.24 per diluted share, for the third quarter of 2004. Net income in the third quarter of 2004 included merger and integration charges related to the Seacoast Financial Services Corporation acquisition of $18.2 million, after-tax, or $.05 per share, and a debt extinguishment charge of $42.6 million after-tax, or $.12 per share.

          For the quarter ended September 30, 2005, Sovereign’s reported operating/cash earnings increased 25% to $197 million, or $.50 per diluted share, which excluded $11.9 million, or $.03 per share, related to amortization of intangible assets, as compared to $158 million, or $.46 per diluted share, a year ago, which excluded the above mentioned merger and integration and debt extinguishment charges and $14.6 million, or $.04 per share, related to amortization of intangible assets.  Effective in the fourth quarter of 2004, Sovereign combined its definition of operating earnings and cash earnings and the related per share amounts into one number which excludes amortization of core deposit intangibles, in addition to special items.  Since some of these special items are difficult to predict and make the results of normal operations less clear, management believes the presentation of financial measures excluding the impact of these items provides useful supplemental information in evaluating the operating results of Sovereign’s core businesses.  A reconciliation of net income to operating/cash earnings, as well as the related earnings per share amounts, is included in a later section of this release.

          Sovereign’s net income for the third quarter of 2005 produced annualized returns on average assets and average shareholders’ equity of 1.21% and 13.05%, respectively.  Operating/cash earnings for the third quarter of 2005 produced annualized operating/cash return on average assets and average tangible shareholders’ equity of 1.27% and 28.58%, respectively.

          Commenting on results for the third quarter of 2005, Jay S. Sidhu, Sovereign’s Chairman and Chief Executive Officer, said, “We are pleased to show improvement in our core competencies this quarter.  Average core deposits grew 8% annualized from second quarter levels, while total deposits increased 10%.  While remaining disciplined in our underwriting, commercial loan growth remained very strong at 17%, annualized, and our consumer loan portfolio increased 5%, annualized, from second quarter levels.  Credit quality continues to be strong, as annualized net charge-offs were down slightly from second quarter levels to 18 basis points.  We repurchased eight million shares of our common stock during the quarter, bringing our year-to-date repurchases through quarter-end to 20 million shares,” concluded Sidhu.

          Net Interest Income and Margin
          Sovereign reported net interest income of $396 million for the third quarter of 2005, an increase of $33 million, or 9%, compared to the third quarter of 2004.  Sovereign’s average loan portfolio increased during the third quarter by $990 million to $42.3 billion, reflecting an annualized growth rate of 10%.  Included in period-end commercial loan balances was the effect of a securitization of $832 million of dealer floor plan loans, which was completed on September 30, 2005.  Sovereign’s average deposits increased $908 million during the quarter, reflecting an annualized growth rate of 10%. Average core deposits (excludes time deposits) increased during the quarter by approximately $557 million to $27.3 billion, reflecting an annualized growth rate of 8%, with the majority of the growth in zero- or lower-cost checking deposits.

          Net interest margin was 3.04% for the third quarter of 2005, compared to 3.17% in the third quarter of 2004.  “The prolonged flatness of the yield curve facing the entire industry has continued to put pressure on our net interest margin in the near-term.  As we believe this interest rate environment may persist in the near-term, we have taken several steps and are currently evaluating several options to stabilize or improve our net interest margin going forward,” stated Mark R. McCollom, Sovereign’s Chief Financial Officer.  “Loan yields on our commercial loan portfolio expanded nicely during the quarter, up 35 basis points from second quarter levels, while total deposit costs (including non-interest bearing DDA) increased 25 basis points during the same period.”

          Non-Interest Income
          Consumer and commercial banking fees again reached all-time highs during the quarter, up 3% and 20%, respectively, from second quarter 2005 levels and 19% and 35%, respectively, from a year ago.  Consumer banking fees increased by $12.2 million to $75.0 million, or 19%, compared to the same period in 2004, primarily driven by growth in loan and deposit fees.  Commercial banking fees increased by $11.0 million to $42.7 million, or 35%, over the same period a year ago, primarily driven by growth in loan fees and cash management fees as well as a gain of $3.9 million on the previously mentioned dealer floor plan securitization completed during the third quarter.  Excluding this gain, commercial banking fees were up 9% from last quarter and 22% from a year ago.

          Mortgage banking revenues for the quarter were $29.0 million, compared to $21.5 million last quarter and a loss of $4.1 million in the same quarter a year ago.  Mortgage banking revenue increased $7.4 million from second quarter levels reflecting sales of mortgage and home equity loans and a reversal of mortgage servicing right impairment reserves of $6.8 million.  Mortgage banking results are detailed in the financial tables attached to this release. As of September 30, 2005, mortgage servicing rights, net of reserves of $3.9 million, were $87.6 million and our servicing portfolio was $7.3 billion, with a capitalized cost of 121 basis points.

          Non-Interest Expense
          G&A expenses for the quarter were $277 million, including acquisitions, as compared to $238 million a year ago.  On a linked quarter basis, G&A expenses were up $3.5 million mostly as a result of increased marketing efforts. “Year-to-date G&A expenses continue to be favorable to our plan.  Operating leverage remains positive, resulting in a 157 basis points improvement in our efficiency ratio from a year ago.  Our efficiency ratio was 48.9% in the third quarter of 2005,” commented McCollom.

          On a GAAP basis, Sovereign’s effective tax rate was 24.1% in the third quarter; on an operating basis, it was 24.8%.

          Asset Quality
          Sovereign continued to see improvement in net charge-offs during the third quarter of 2005.  Annualized net charge-offs decreased to .18% of average loans at September 30, 2005, compared to .19% at June 30, 2005 and .25% at September 30, 2004.  Non-performing assets (“NPAs”) increased $7.9 million during the quarter to $181 million at September 30, 2005.  NPAs to total assets were unchanged from second quarter levels at .29%.  Sovereign’s provision for loan losses was $20.0 million this quarter compared to $22.0 million in the second quarter and $25.0 million in the third quarter of 2004.  The allowance for loan losses to total loans decreased slightly to 1.02% at September 30, 2005, as compared to 1.07% at June 30, 2005 and 1.15% at September 30, 2004.  The allowance for loan losses to non-performing loans now stands at 257%, as compared to 272% at June 30, 2005 and 276% at September 30, 2004.

          Capital
          During the quarter, Sovereign repurchased eight million shares under a previously announced repurchase program.  Year-to-date Sovereign has repurchased 20 million shares, or more than 5% of fully diluted shares outstanding.  Sovereign’s Tier 1 leverage ratio was 6.48% at September 30, 2005.  Tangible common equity to tangible assets, excluding other comprehensive income (“OCI”), was 4.84% and including OCI was 4.54%.  The equity to assets ratio was 9.00% at September 30, 2005.  Sovereign Bank’s Tier 1 leverage ratio was 6.58% and the Bank’s risk-based capital ratio was 10.33% at September 30, 2005.  “Management remains committed to its capital allocation discipline.  In addition to share repurchases during the quarter, the Board of Directors also declared a 50% increase to our cash dividend,” commented McCollom.

          Looking Ahead
          “In closing, we were pleased with third quarter loan and deposit growth trends, credit quality continues to be strong, revenues are growing at a faster pace than expenses resulting in positive operating leverage, and we continue to generate and deploy $200 million of tangible common equity per quarter.  Year-to-date we have returned 98% of net income to our shareholders through cash dividends and share repurchases.  The interest rate environment remains a challenge, and we acknowledge it is unlikely we will achieve our stretch goal of $2.00 in operating/cash earnings per share for 2005.  However, we are currently achieving that run rate with $.50 of operating/cash earnings per share in the third quarter.  We remain very focused on maintaining our interest rate, credit risk and capital management discipline through this difficult interest rate environment and on achieving an operating earnings growth rate of 10% or higher over the long-term,” Sidhu concluded.

          Based upon our October 17 stock price of $21.55, Sovereign is trading at a P/E of 11.8x analysts mean 2005 estimate and 136% of current book value.  The book value per share at September 30, 2005 was $15.81.

          Sovereign Bancorp, Inc., (“Sovereign”) (NYSE: SOV), is the parent company of Sovereign Bank, a $63 billion financial institution with more than 650 community banking offices, over 1,000 ATMs and approximately 10,000 team members with principal markets in the Northeast United States.  Sovereign offers a broad array of financial services and products including retail banking, business and corporate banking, cash management, capital markets, trust and wealth management and insurance.  Sovereign is the 19th largest banking institution in the United States.  For more information on Sovereign Bank, visit <http://www.sovereignbank.com> or call 1-877-SOV-BANK.

          Interested parties will have the opportunity to listen to a live web-cast of Sovereign’s Third Quarter 2005 earnings call on Wednesday, October 19 beginning at 8:30 a.m. ET at http://www.sovereignbank.com >Investor Relations >News >Conference Calls/Webcasts; or http://phx.corporate-ir.net/phoenix.zhtml?p=irol- eventDetails&c=67999&eventID=1138948.  The web-cast replay can be accessed anytime from 11:00 a.m. ET on Wednesday, October 19, 2005 through 12:00 a.m. ET on Monday, December 19, 2005.  Questions may be submitted during the call via email to investor@sovereignbank.com .  A telephone replay will be accessible from 11:00 a.m. ET on Wednesday, October 19, 2005 through 12:00 a.m. ET (midnight) on Monday, October 24, 2005 by dialing 800-642-1687, confirmation id #9788706.

          Note:
          This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Sovereign’s management uses the non-GAAP measure of Operating/Cash Earnings, and the related per share amount, in their analysis of the company’s performance.  This measure, as used by Sovereign, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring and integrating businesses, and certain non-cash charges.  Operating/cash earnings for the first, second and third quarters of 2005 represent net income adjusted for the after-tax effects of merger-related and integration charges, certain restructuring charges and the amortization of intangible assets.  Since certain of these items and their impact on Sovereign’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information in evaluating the operating results of Sovereign’s core businesses.  These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

          This press release contains statements of Sovereign’s strategies, plans, and objectives, as well as estimates of future operating results for 2005 for Sovereign Bancorp, Inc. as well as estimates of financial condition, operating and cash efficiencies and revenue generation.  These statements and estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties.  Actual results may differ materially from the results discussed in these forward-looking statements.  Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; Sovereign’s ability in connection with any acquisition to complete such acquisition and to successfully integrate assets, liabilities, customers, systems and management personnel Sovereign acquires into its operations and to realize expected cost savings and revenue enhancements within expected time frame; the possibility that expected one-time merger-related charges are materially greater than forecasted or that final purchase price allocations based on the fair value of acquired assets and liabilities and related adjustments to yield and/or amortization of the acquired assets and liabilities at any acquisition date are materially different from those forecasted; other economic, competitive, governmental, regulatory, and technological factors affecting the Company’s operations, integrations, pricing, products and services; and acts of God, including natural disasters.

          Sovereign Bancorp is followed by several market analysts.  Please note that any opinions, estimates, forecasts, or predictions regarding Sovereign Bancorp’s performance or recommendations regarding Sovereign’s securities made by these analysts are theirs alone and do not represent opinions, estimates, forecasts, predictions or recommendations of Sovereign Bancorp or its management.  Sovereign Bancorp does not by its reference to any analyst opinions, estimates, forecasts regarding Sovereign’s performance or recommendations regarding Sovereign’s securities imply Sovereign’s endorsement of or concurrence with such information, conclusions or recommendations.

Sovereign Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
 (unaudited)

	Quarter Ended

(dollars in millions, except per share data)	Sept. 30 2005	June 30 2005	Mar. 31 2005	Dec. 31 2004	Sept. 30 2004

Operating Data
Net income	$181.0	$183.5	$146.2	$137.4	$82.5
Net income for EPS purposes (1)	187.4	189.8	152.5	143.7	88.9
Operating/cash earnings (2)	197.2	196.5	183.3	167.5	157.9
Net interest income	395.6	402.9	398.2	387.0	363.0
Provision for loan losses	20.0	22.0	22.0	27.0	25.0
Total fees and other income before securities transactions	171.0	158.9	133.4	126.5	108.3
Net gain (loss) on investment securities	1.7	3.4	8.0	(24.7)	20.2
G&A expense	276.9	273.4	257.1	257.3	237.7
Other expenses	32.6	27.1	63.8	30.5	129.1
Performance Statistics
Bancorp
Net interest margin	3.04%	3.13%	3.26%	3.29%	3.17%
Operating/cash return on average assets (2)	1.27%	1.31%	1.29%	1.22%	1.17%
Operating/cash return on average equity (2)	13.74%	13.84%	13.30%	13.61%	13.82%
Operating/cash return on average tangible equity (2)	28.58%	29.09%	26.45%	26.65%	26.96%
Annualized net loan charge-offs to average loans	0.18%	0.19%	0.20%	0.28%	0.25%
Efficiency ratio (3)	48.87%	48.67%	48.36%	50.10%	50.44%
Per Share Data
Basic earnings per share	$0.50	$0.50	$0.40	$0.40	$0.25
Diluted earnings per share (1)	0.48	0.47	0.38	0.38	0.24
Operating/cash earnings per share (2)	0.50	0.49	0.46	0.48	0.46
Dividend declared per share	.040	.040	.030	.030	.030
Book value (4)	15.81	15.70	15.22	14.41	13.95
Common stock price:
High	24.72	22.70	23.73	22.61	22.48
Low	21.69	20.13	21.89	21.14	20.48
Close	$22.04	$22.34	$22.16	$22.55	$21.82
Weighted average common shares:
Basic	360.3	367.9	368.9	345.6	335.6
Diluted (1)	393.1	400.4	401.3	377.6	367.8
End-of-period common shares:
Basic	358.5	365.8	374.8	346.1	345.3
Diluted (1)	390.7	398.3	407.4	378.2	377.3

	Year to Date

(dollars in millions, except per share data)	Sept. 30 2005	Sept. 30 2004

Operating Data
Net income	$510.7	$316.1
Net income for EPS purposes (1)	529.7	331.0
Operating/cash earnings (2)	577.0	434.7
Net interest income	1,196.6	1,017.8
Provision for loan losses	64.0	100.0
Total fees and other income before securities transactions	463.3	341.6
Net gain (loss) on investment securities	13.0	39.0
G&A expense	807.4	685.4
Other expenses	123.4	205.7
Performance Statistics
Bancorp
Net interest margin	3.14%	3.23%
Operating/cash return on average assets (2)	1.29%	1.18%
Operating/cash return on average equity (2)	13.63%	14.53%
Operating/cash return on average tangible equity (2)	28.03%	25.68%
Annualized net loan charge-offs to average loans	0.20%	0.39%
Efficiency ratio (3)	48.64%	50.42%
Per Share Data
Basic earnings per share	$1.40	$1.01
Diluted earnings per share (1)	1.33	0.97
Operating/cash earnings per share (2)	1.45	1.36
Dividend declared per share	0.110	0.085
Book value (4)	15.81	13.95
Common stock price:
High	24.72	24.51
Low	20.13	19.51
Close	$22.04	$21.82
Weighted average common shares:
Basic	365.6	314.4
Diluted (1)	398.2	341.1
End-of-period common shares:
Basic	358.5	345.3
Diluted (1)	390.7	377.3

NOTES:
(1)

Effective in the fourth quarter of 2004, Sovereign adopted EITF 04-8 “Accounting Issues Related to Certain Features of Contingently Convertible Debt and the Effect on Diluted Earnings per Share.”  This EITF requires the potential dilution from contingently convertible debt be included in the calculation of diluted earnings per share upon the issuance of the debt and that the after-tax impact of the interest expense on this debt be added back to net income for earnings per share purposes.  Sovereign issued $800 million of contingently convertible trust preferred equity income redeemable securities in the first quarter of 2004.  Prior period earnings per share were required to be restated.  We have excluded the impact of this pronouncement in our calculation of 2004 operating/cash earnings per share.

(2)

Operating/cash earnings represent net income excluding the after-tax effects of special items, such as significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses, losses on the early retirement of debt, other than temporary impairment charges on Fannie Mae and Freddie Mac preferred equity securities, amortization of intangible assets, and certain restructuring charges.  Additionally, for 2004, operating/cash earnings excludes the impact of EITF 04-8.  See page I and J for a reconciliation of GAAP and Non-GAAP measures.

(3)	Efficiency ratio equals general and administrative expense as a percentage of total revenue, defined as the sum of net interest income and total fees and other income before securities transactions.
(4)	Book value equals stockholders’ equity at period-end divided by common shares outstanding.

Sovereign Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(unaudited)

	Quarter Ended

(dollars in millions)	Sept. 30 2005	June 30 2005	Mar. 31 2005	Dec. 31 2004	Sept. 30 2004

Financial Condition Data:
General
Total assets	$62,942	$59,922	$58,926	$54,471	$55,755
Loans	42,692	41,267	40,320	36,631	35,262
Total deposits and customer related accounts:	37,333	36,102	36,686	32,556	33,102
Core deposits and other customer related accounts	27,395	26,683	27,225	25,441	25,744
Time deposits	9,937	9,419	9,461	7,114	7,358
Borrowings	18,897	17,069	15,555	16,140	16,919
Minority interests	205	205	204	204	203
Stockholders’ equity	5,668	5,743	5,705	4,988	4,815
Goodwill	2,714	2,714	2,721	2,125	2,103
Core deposit intangible	232	250	269	257	305
Asset Quality
Non-performing assets	$181.1	$173.2	$186.9	$160.1	$168.8
Non-performing loans	$169.9	$162.4	$171.9	$143.6	$147.5
Non-performing assets to total assets	0.29%	0.29%	0.32%	0.29%	0.30%
Non-performing loans to total loans	0.40%	0.39%	0.43%	0.39%	0.42%
Allowance for loan losses	$436.8	$442.5	$437.7	$408.7	$406.6
Allowance for loan losses to total loans	1.02%	1.07%	1.09%	1.12%	1.15%
Allowance for loan losses to non-performing loans	257%	272%	255%	285%	276%
Capitalization - Bancorp (1)
Stockholders’ equity to total assets	9.00%	9.58%	9.68%	9.16%	8.64%
Tier 1 leverage capital ratio	6.48%	6.86%	6.96%	7.05%	6.56%
Tangible equity to tangible assets, excluding OCI	4.84%	5.13%	5.22%	5.25%	4.77%
Tangible equity to tangible assets, including OCI	4.54%	4.88%	4.86%	5.00%	4.51%
Capitalization - Bank (1)
Stockholders’ equity to total assets	10.46%	11.30%	11.58%	10.77%	10.20%
Tier 1 leverage capital ratio	6.58%	7.16%	7.44%	7.21%	6.66%
Tier 1 risk-based capital ratio	7.83%	8.64%	8.93%	8.79%	8.51%
Total risk-based capital ratio	10.33%	11.27%	11.59%	11.64%	11.43%

(1)	All capital ratios are calculated based upon adjusted end of period assets consistent with OTS guidelines. The current quarter ratios are estimated as of the date of this earnings release.

Sovereign Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(unaudited)

(dollars in thousands)	Sept. 30 2005	June 30 2005	Mar. 31 2005

Assets
Cash and amounts due from depository institutions	$1,438,240	$1,176,891	$981,674
Investments:
Available-for-sale	8,244,029	7,529,964	7,709,353
Held-to-maturity	4,500,881	4,055,135	3,839,848
Total investments	12,744,910	11,585,099	11,549,201
Loans:
Commercial	16,222,920	16,152,017	15,363,592
Consumer	26,468,719	25,115,462	24,956,412
Total loans	42,691,639	41,267,479	40,320,004
Less allowance for loan losses	(436,828)	(442,484)	(437,661)
Total loans, net	42,254,811	40,824,995	39,882,343
Premises and equipment, net	401,868	391,140	394,604
Accrued interest receivable	265,120	247,505	258,849
Goodwill	2,714,073	2,713,894	2,720,651
Core deposit intangible	231,740	250,025	268,528
Bank owned life insurance	1,006,820	996,645	992,426
Other assets	1,884,316	1,736,089	1,877,557
Total assets	$62,941,898	$59,922,283	$58,925,833
Liabilities and Stockholders’ Equity
Liabilities:
Deposits and other customer related accounts:
Core and other customer related accounts	$27,395,257	$26,682,873	$27,224,877
Time deposits	9,937,334	9,418,691	9,460,879
Total	37,332,591	36,101,564	36,685,756
Borrowings and other debt obligations	18,897,237	17,068,806	15,554,598
Other liabilities	839,055	804,363	775,976
Total liabilities	57,068,883	53,974,733	53,016,330
Minority interests	205,176	204,721	204,286
Stockholders’ equity:
Common Stock	3,649,507	3,636,750	3,609,269
Warrants and stock options	337,156	339,517	346,116
Unallocated ESOP shares	(23,707)	(23,707)	(23,707)
Treasury stock	(467,265)	(280,223)	(64,495)
Accumulated other comprehensive loss	(170,619)	(105,727)	(169,312)
Retained earnings	2,342,767	2,176,219	2,007,346
Total stockholders’ equity	5,667,839	5,742,829	5,705,217
Total liabilities and stockholders’ equity	$62,941,898	$59,922,283	$58,925,833

(dollars in thousands)	Dec. 31 2004	Sept. 30 2004

Assets
Cash and amounts due from depository institutions	$1,160,922	$1,266,044
Investments:
Available-for-sale	7,642,558	10,111,845
Held-to-maturity	3,904,319	4,027,472
Total investments	11,546,877	14,139,317
Loans:
Commercial	13,864,240	13,445,735
Consumer	22,766,839	21,815,966
Total loans	36,631,079	35,261,701
Less allowance for loan losses	(408,716)	(406,612)
Total loans, net	36,222,363	34,855,089
Premises and equipment, net	353,337	352,089
Accrued interest receivable	226,012	225,918
Goodwill	2,125,081	2,103,158
Core deposit intangible	256,694	304,754
Bank owned life insurance	885,807	879,189
Other assets	1,694,220	1,629,450
Total assets	$54,471,313	$55,755,008
Liabilities and Stockholders’ Equity
Liabilities:
Deposits and other customer related accounts:
Core and other customer related accounts	$25,441,145	$25,743,796
Time deposits	7,114,373	7,357,882
Total	32,555,518	33,101,678
Borrowings and other debt obligations	16,140,128	16,919,164
Other liabilities	583,389	715,326
Total liabilities	49,279,035	50,736,168
Minority interests	203,906	203,488
Stockholders’ equity:
Common Stock	2,949,870	2,934,733
Warrants and stock options	317,842	318,874
Unallocated ESOP shares	(23,707)	(26,078)
Treasury stock	(19,136)	(19,767)
Accumulated other comprehensive loss	(108,092)	(136,645)
Retained earnings	1,871,595	1,744,235
Total stockholders’ equity	4,988,372	4,815,352
Total liabilities and stockholders’ equity	$54,471,313	$55,755,008

Sovereign Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Quarter Ended

(dollars in thousands, except per share data)	Sept. 30 2005	June 30 2005	Mar. 31 2005	Dec. 31 2004	Sept. 30 2004

Interest and dividend income:
Interest on interest-earning deposits	$2,022	$1,896	$2,233	$1,721	$1,505
Interest on investment securities
Available for sale	90,854	95,878	94,884	102,945	124,803
Held to maturity	47,624	45,091	45,119	45,512	46,470
Interest on loans	607,966	566,936	518,820	474,010	412,771
Total interest and dividend income	748,466	709,801	661,056	624,188	585,549
Interest expense:
Deposits and related customer accounts	169,084	139,879	114,178	91,731	83,160
Borrowings	183,817	167,047	148,700	145,445	139,439
Total interest expense	352,901	306,926	262,878	237,176	222,599
Net interest income	395,565	402,875	398,178	387,012	362,950
Provision for loan losses	20,000	22,000	22,000	27,000	25,000
Net interest income after provision for loan losses	375,565	380,875	376,178	360,012	337,950
Non-interest income:
Consumer banking fees	74,992	73,063	66,555	67,759	62,771
Commercial banking fees	42,745	35,531	33,008	32,843	31,757
Mortgage banking revenue (1)	28,967	21,547	11,932	4,726	(4,080)
Capital markets revenue	5,382	3,700	4,686	6,548	3,409
Bank owned life insurance income	12,066	12,918	10,903	10,136	9,922
Other	6,856	12,092	6,351	4,480	4,498
Total fees and other income before security gains	171,008	158,851	133,435	126,492	108,277
Net gain/(loss) on securities	1,675	3,355	7,979	(24,728)	20,247
Total non-interest income	172,683	162,206	141,414	101,764	128,524
Non-interest expense:
General and administrative
Compensation and benefits	140,532	135,803	125,125	123,967	114,871
Occupancy and equipment	61,096	61,348	62,870	59,221	54,976
Technology expense	21,349	21,606	18,668	21,486	18,935
Outside services	15,362	13,805	14,648	13,901	14,332
Marketing expense	14,455	11,757	11,047	13,089	11,983
Other administrative expenses	24,107	29,072	24,756	25,587	22,583
Total general and administrative	276,901	273,391	257,114	257,251	237,680
Other expenses:
Amortization of core deposit intangibles	18,284	18,815	18,956	17,670	19,836
Other minority interest expense	5,837	5,752	5,668	5,630	5,502
Equity method investments	11,656	10,966	10,770	11,875	10,257
Loss on debt extinguishment	—	—	—	500	65,546
Restructuring charges	(1,222)	—	5,204	—	—
Merger-related and integration charges	(2,000)	(8,447)	23,191	(5,169)	27,941
Total other expenses	32,555	27,086	63,789	30,506	129,082
Total non- interest expense	309,456	300,477	320,903	287,757	366,762
Income before income taxes	238,792	242,604	196,689	174,019	99,712
Income tax expense	57,749	59,133	50,538	36,590	17,170
Net income	$181,043	$183,471	$146,151	$137,429	$82,542

(1)	Mortgage banking activity is summarized below:

Gains on sale of mortgage loans, mortgage backed securities, and home equity loans (2)	$21,274	$28,371	$6,377	$2,438	$4,090
Net gains/(loss) recorded under SFAS 133	717	314	653	(111)	(112)
Mortgage servicing fees, net of mortgage servicing rights amortization	139	1,627	948	664	1,343
Mortgage servicing right (impairments)/recoveries	6,837	(8,765)	3,954	1,735	(9,401)
Total mortgage banking revenues	$28,967	$21,547	$11,932	$4,726	$(4,080)

(2)	Third quarter 2005 results include a gain of $13.1 million related to the sale of $503 million of home equity loans.

	Year to Date

(dollars in thousands, except per share data)	Sept. 30 2005	Sept. 30 2004

Interest and dividend income:
Interest on interest-earning deposits	$6,151	$3,013
Interest on investment securities
Available for sale	281,616	398,526
Held to maturity	137,834	107,168
Interest on loans	1,693,722	1,091,249
Total interest and dividend income	2,119,323	1,599,956
Interest expense:
Deposits and related customer accounts	423,141	211,314
Borrowings	499,564	370,837
Total interest expense	922,705	582,151
Net interest income	1,196,618	1,017,805
Provision for loan losses	64,000	100,000
Net interest income after provision for loan losses	1,132,618	917,805
Non-interest income:
Consumer banking fees	214,610	174,828
Commercial banking fees	111,284	90,994
Mortgage banking revenue (1)	62,446	17,783
Capital markets revenue	13,768	13,395
Bank owned life insurance income	35,887	29,136
Other	25,299	15,441
Total fees and other income before security gains	463,294	341,577
Net gain/(loss) on securities	13,009	38,957
Total non-interest income	476,303	380,534
Non-interest expense:
General and administrative
Compensation and benefits	401,460	324,175
Occupancy and equipment	185,314	161,452
Technology expense	61,623	55,873
Outside services	43,815	39,414
Marketing expense	37,259	33,434
Other administrative expenses	77,935	71,062
Total general and administrative	807,406	685,410
Other expenses:
Amortization of core deposit intangibles	56,055	54,965
Other minority interest expense	17,257	16,376
Equity method investments	33,392	19,596
Loss on debt extinguishment	—	63,261
Restructuring charges	3,982	—
Merger-related and integration charges	12,744	51,528
Total other expenses	123,430	205,726
Total non-interest expense	930,836	891,136
Income before income taxes	678,085	407,203
Income tax expense	167,420	91,080
Net income	$510,665	$316,123

(1)	Mortgage banking activity is summarized below:

Gains on sale of mortgage loans, mortgage backed securities, and home equity loans (2)	$56,022	$23,367
Net gains/(loss) recorded under SFAS 133	1,684	(1,909)
Mortgage servicing fees, net of mortgage servicing rights amortization	2,714	(148)
Mortgage servicing right (impairments)/recoveries	2,026	(3,527)
Total mortgage banking revenues	$62,446	$17,783

(2)	Third quarter 2005 results include a gain of $13.1 million related to the sale of $503 million of home equity loans.

Sovereign Bancorp, Inc. and Subsidiaries
AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
(unaudited)

	Quarter Ended September 30, 2005

(dollars in thousands)	Average Balance	Interest (1)	Yield/ Rate

Earning assets:
Investment securities	$11,974,043	$153,802	5.14%
Loans:
Commercial	16,440,068	259,500	6.27%
Consumer:
Residential mortgages	10,663,656	142,308	5.34%
Home equity loans and lines of credit	10,321,853	139,150	5.36%
Total consumer loans secured by real estate	20,985,509	281,458	5.35%
Auto Loans	4,400,376	58,359	5.26%
Other	515,522	10,147	7.81%
Total Consumer	25,901,407	349,964	5.38%
Total loans	42,341,475	609,464	5.73%
Allowance for loan losses	(441,930)
Total earning assets	53,873,588	$763,266	5.64%
Other assets	7,709,266
Total assets	$61,582,854
Funding liabilities:
Deposits and other customer related accounts:
NOW accounts	$8,991,339	$42,601	1.88%
Customer repurchase agreements	903,053	6,630	2.91%
Savings accounts	3,753,311	6,452	0.68%
Money market accounts	8,294,441	35,390	1.69%
Core and other customer related accounts	21,942,144	91,073	1.65%
Time deposits	9,810,041	78,011	3.15%
Total	31,752,185	169,084	2.11%
Borrowings:
Federal Home Loan Bank advances	12,581,448	130,270	4.11%
Fed funds and repurchase agreements	1,096,237	10,214	3.72%
Other borrowings	4,250,969	43,333	4.06%
Total borrowings	17,928,654	183,817	4.08%
Total funding liabilities	49,680,839	352,901	2.82%
Non-interest bearing DDA (2)	5,393,736
Other liabilities	813,383
Total liabilities	55,887,958
Stockholders’ equity	5,694,895
Total liabilities and stockholders’ equity	$61,582,853
Net interest income		$410,365
Interest rate spread			2.82%
Contribution from interest free funds			0.22
Net interest margin			3.04%

	Quarter Ended June 30, 2005

(dollars in thousands)	Average Balance	Interest (1)	Yield/ Rate

Earning assets:
Investment securities	$12,178,325	$154,041	5.06%
Loans:
Commercial	15,768,250	232,919	5.92%
Consumer:
Residential mortgages	10,634,549	138,329	5.20%
Home equity loans and lines of credit	10,127,012	132,418	5.24%
Total consumer loans secured by real estate	20,761,561	270,747	5.22%
Auto Loans	4,262,377	53,717	5.05%
Other	559,544	10,680	7.66%
Total Consumer	25,583,482	335,144	5.25%
Total loans	41,351,732	568,063	5.50%
Allowance for loan losses	(444,761)
Total earning assets	53,085,296	$722,105	5.45%
Other assets	7,103,038
Total assets	$60,188,334
Funding liabilities:
Deposits and other customer related accounts:
NOW accounts	$8,425,311	$31,835	1.52%
Customer repurchase agreements	795,418	4,790	2.42%
Savings accounts	3,864,148	6,243	0.65%
Money market accounts	8,417,965	31,034	1.48%
Core and other customer related accounts	21,502,842	73,902	1.38%
Time deposits	9,458,184	65,977	2.80%
Total	30,961,026	139,879	1.81%
Borrowings:
Federal Home Loan Bank advances	11,775,740	116,767	3.98%
Fed funds and repurchase agreements	1,614,427	12,167	3.02%
Other borrowings	4,164,200	38,113	3.67%
Total borrowings	17,554,367	167,047	3.81%
Total funding liabilities	48,515,393	306,926	2.54%
Non-interest bearing DDA (2)	5,276,428
Other liabilities	698,857
Total liabilities	54,490,678
Stockholders’ equity	5,697,656
Total liabilities and stockholders’ equity	$60,188,334
Net interest income		$415,179
Interest rate spread			2.91%
Contribution from interest free funds			0.22
Net interest margin			3.13%

	Quarter Ended September 30, 2004

(dollars in thousands)	Average Balance	Interest (1)	Yield/ Rate

Earning assets:
Investment securities	$15,045,842	$183,007	4.86%
Loans:
Commercial	13,006,393	162,723	4.91%
Consumer:
Residential mortgages	6,675,476	86,906	5.21%
Home equity loans and lines of credit	8,177,146	101,600	4.95%
Total consumer loans secured by real estate	14,852,622	188,506	5.06%
Auto Loans	4,198,175	53,553	5.07%
Other	544,404	10,349	7.52%
Total Consumer	19,595,201	252,408	5.14%
Total loans	32,601,594	415,131	5.05%
Allowance for loan losses	(395,427)
Total earning assets	47,252,009	$598,138	5.03%
Other assets	6,223,444
Total assets	$53,475,453
Funding liabilities:
Deposits and other customer related accounts:
NOW accounts	$7,117,978	$16,366	0.91%
Customer repurchase agreements	821,182	1,977	0.96%
Savings accounts	3,621,567	4,966	0.55%
Money market accounts	8,256,017	24,040	1.16%
Core and other customer related accounts	19,816,744	47,349	0.95%
Time deposits	6,985,446	35,811	2.04%
Total	26,802,190	83,160	1.23%
Borrowings:
Federal Home Loan Bank advances	9,759,462	87,986	3.54%
Fed funds and repurchase agreements	2,797,876	16,206	2.31%
Other borrowings	3,921,692	35,247	3.56%
Total borrowings	16,479,030	139,439	3.34%
Total funding liabilities	43,281,220	222,599	2.05%
Non-interest bearing DDA (2)	4,936,996
Other liabilities	713,062
Total liabilities	48,931,278
Stockholders’ equity	4,544,175
Total liabilities and stockholders’ equity	$53,475,453
Net interest income		$375,539
Interest rate spread			2.98%
Contribution from interest free funds			0.19
Net interest margin			3.17%

(1)	Tax equivalent basis
(2)

In the third quarter of 2005, Sovereign reclassified its non-interest earning deposits to be shown as a separate component of other liabilities to be consistent with industry practice.  This change had no impact to Sovereign’s historically reported net interest margin.

Sovereign Bancorp, Inc. and Subsidiaries
AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
(unaudited)

	Year to Date September 30, 2005

(dollars in thousands)	Average Balance	Interest (1)	Yield/ Rate

Earning assets:
Investment securities	$12,093,200	$461,037	5.08%
Loans:
Commercial	15,698,330	696,827	5.93%
Consumer:
Residential mortgages	10,160,711	403,313	5.29%
Home equity loans and lines of credit	10,151,595	402,393	5.30%
Total consumer loans secured by real estate	20,312,306	805,706	5.29%
Auto loans	4,322,967	164,936	5.10%
Other	550,965	31,073	7.54%
Total Consumer	25,186,238	1,001,715	5.31%
Total loans	40,884,568	1,698,542	5.55%
Allowance for loan losses	(439,881)
Total earning assets	52,537,887	$2,159,579	5.49%
Other assets	7,247,966
Total assets	$59,785,853
Funding liabilities:
Deposits and other customer related accounts:
NOW accounts	$8,489,687	$99,891	1.57%
Customer repurchase agreements	847,264	15,436	2.44%
Savings accounts	3,848,607	18,826	0.65%
Money market accounts	8,288,830	91,910	1.48%
Core and other customer related accounts	21,474,388	226,063	1.41%
Time deposits	9,313,316	197,078	2.83%
Total	30,787,704	423,141	1.84%
Borrowings:
Federal Home Loan Bank advances	11,761,895	351,972	4.00%
Fed funds and repurchase agreements	1,382,706	31,918	3.08%
Other borrowings	4,190,575	115,674	3.69%
Total borrowings	17,335,176	499,564	3.85%
Total funding liabilities	48,122,880	922,705	2.56%
Demand deposit accounts (2)	5,278,467
Other liabilities	723,684
Total liabilities	54,125,031
Stockholders’ equity	5,660,822
Total liabilities and stockholders’ equity	$59,785,853
Net interest income		$1,236,874
Interest rate spread			2.93%
Contribution from interest free funds			0.21
Net interest margin			3.14%

	Year to Date September 30, 2004

(dollars in thousands)	Average Balance	Interest (1)	Yield/ Rate

Earning assets:
Investment securities	$14,645,912	$538,827	4.90%
Loans:
Commercial	12,171,171	433,788	4.69%
Consumer:
Residential mortgages	5,549,520	221,298	5.32%
Home equity loans and lines of credit	7,352,876	267,437	4.86%
Total consumer loans secured by real estate	12,902,396	488,735	5.05%
Auto loans	3,765,366	149,463	5.30%
Other	451,538	24,822	7.32%
Total Consumer	17,119,300	663,020	5.16%
Total loans	29,290,471	1,096,808	4.97%
Allowance for loan losses	(364,857)
Total earning assets	43,571,526	$1,635,635	4.99%
Other assets	5,558,865
Total assets	$49,130,391
Funding liabilities:
Deposits and other customer related accounts:
NOW accounts	$6,476,239	$35,968	0.74%
Customer repurchase agreements	828,830	4,417	0.71%
Savings accounts	3,390,266	13,615	0.54%
Money market accounts	7,483,336	57,393	1.02%
Core and other customer related accounts	18,178,671	111,393	0.82%
Time deposits	6,390,430	99,921	2.09%
Total	24,569,101	211,314	1.15%
Borrowings:
Federal Home Loan Bank advances	8,701,974	245,027	3.72%
Fed funds and repurchase agreements	2,833,640	31,153	1.46%
Other borrowings	3,785,105	94,657	3.31%
Total borrowings	15,320,719	370,837	3.20%
Total funding liabilities	39,889,820	582,151	1.95%
Demand deposit accounts (2)	4,562,465
Other liabilities	681,635
Total liabilities	45,133,920
Stockholders’ equity	3,996,471
Total liabilities and stockholders’ equity	$49,130,391
Net interest income		$1,053,484
Interest rate spread			3.04%
Contribution from interest free funds			0.19
Net interest margin			3.23%

(1)	Tax equivalent basis
(2)

In the third quarter of 2005, Sovereign reclassified its non-interest earning deposits to be shown as a separate component of other liabilities to be consistent with industry practice.  This change had no impact to Sovereign’s historically reported net interest margin.

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)

NON-PERFORMING ASSETS

(dollars in thousands)	Sept. 30 2005	June 30 2005	Mar. 31 2005	Dec. 31 2004	Sept. 30 2004

Non-accrual loans:
Consumer:
Residential mortgages	$33,427	$31,717	$37,669	$33,656	$32,858
Home equity loans and lines of credit	37,051	35,007	33,383	26,801	23,217
Auto loans	462	365	539	632	649
Other consumer loans	2,873	3,013	3,715	588	551
Total consumer loans	73,813	70,102	75,306	61,677	57,275
Commercial	95,303	91,358	95,528	80,799	89,061
Total non-accrual loans	169,116	161,460	170,834	142,476	146,336
Restructured loans	822	939	1,026	1,097	1,205
Total non-performing loans	169,938	162,399	171,860	143,573	147,541
Real estate owned, net	6,107	8,494	11,286	12,276	16,397
Other repossessed assets	5,083	2,302	3,709	4,247	4,824
Total non-performing assets	181,128	173,195	186,855	160,096	168,762
Non-performing loans as a percentage of total loans	0.40%	0.39%	0.43%	0.39%	0.42%
Non-performing assets as a percentage of total assets	0.29%	0.29%	0.32%	0.29%	0.30%
Non-performing assets as a percentage of total loans, real estate owned and repossessed assets	0.42%	0.42%	0.46%	0.44%	0.48%
Allowance for loan losses as a percentage of non-performing loans	257%	272%	255%	285%	276%

NET LOAN CHARGE-OFFS

Quarters ended (in thousands)	Sept. 30 2005	June 30 2005	Mar. 31 2005	Dec. 31 2004	Sept. 30 2004

Commercial real estate	$219	$294	$(492)	$614	$(1,064)
Commercial and industrial and other	6,209	8,964	7,200	10,357	10,823
Total Commercial	6,428	9,258	6,708	10,971	9,759
Residential mortgages	109	72	43	444	326
Home equity loans and lines of credit	4,319	3,115	1,831	1,268	1,630
Total consumer loans secured by real estate	4,428	3,187	1,874	1,712	1,956
Auto loans	7,539	5,851	9,557	10,769	7,619
Other consumer loans	1,059	1,126	1,449	1,444	1,136
Total Consumer	13,026	10,164	12,880	13,925	10,711
Total	$19,454	$19,422	$19,588	$24,896	$20,470

DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - End of period

Quarters ended (in thousands)	Sept. 30 2005	June 30 2005	Mar. 31 2005

Demand deposit accounts	$5,414,212	$5,378,465	$5,377,378
NOW accounts	9,170,052	8,269,183	8,422,725
Customer repurchase agreements	959,024	875,203	828,388
Savings accounts	3,684,423	3,807,967	3,922,642
Money market accounts	8,167,546	8,352,055	8,673,744
Certificates of deposits	9,937,334	9,418,691	9,460,879
Total	$37,332,591	$36,101,564	$36,685,756

Quarters ended (in thousands)	Dec. 31 2004	Sept. 30 2004

Demand deposit accounts	$5,087,531	$5,072,090
NOW accounts	7,838,584	7,748,012
Customer repurchase agreements	837,643	848,890
Savings accounts	3,807,099	3,667,116
Money market accounts	7,870,288	8,407,688
Certificates of deposits	7,114,373	7,357,882
Total	$32,555,518	$33,101,678

LOAN COMPOSITION - End of period

Quarters ended (in thousands)	Sept. 30 2005	June 30 2005	Mar. 31 2005

Commercial real estate	$7,151,189	$6,946,477	$6,837,814
Commercial industrial loans	9,071,731	9,205,540	8,525,778
Total commercial loans	16,222,920	16,152,017	15,363,592
Residential mortgages	11,198,366	9,997,066	9,782,953
Home equity loans and lines of credit	10,301,161	10,300,629	10,280,735
Total consumer loans secured by real estate	21,499,527	20,297,695	20,063,688
Auto loans	4,463,931	4,285,537	4,296,296
Other consumer loans	505,261	532,230	596,428
Total consumer loans	26,468,719	25,115,462	24,956,412
Total loans	$42,691,639	$41,267,479	$40,320,004

Quarters ended (in thousands)	Dec. 31 2004	Sept. 30 2004

Commercial real estate	$5,824,133	$5,800,536
Commercial industrial loans	8,040,107	7,645,199
Total commercial loans	13,864,240	13,445,735
Residential mortgages	8,497,496	7,958,974
Home equity loans and lines of credit	9,577,656	8,988,139
Total consumer loans secured by real estate	18,075,152	16,947,113
Auto loans	4,205,547	4,340,487
Other consumer loans	486,140	528,366
Total consumer loans	22,766,839	21,815,966
Total loans	$36,631,079	$35,261,701

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)

DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - Average

Quarters ended (in thousands)	Sept. 30 2005	June 30 2005	Mar. 31 2005

Demand deposit accounts	$5,393,736	$5,276,428	$5,162,704
NOW accounts	8,991,339	8,425,311	8,041,978
Customer repurchase agreements	903,053	795,418	842,657
Savings accounts	3,753,311	3,864,148	3,930,308
Money market accounts	8,294,441	8,417,965	8,152,525
Certificates of deposits	9,810,041	9,458,184	8,659,080
Total	$37,145,921	$36,237,454	$34,789,252

LOAN COMPOSITION - Average

Quarters ended (in thousands)	Sept. 30 2005	June 30 2005	Mar. 31 2005

Commercial real estate	$7,019,781	$6,909,795	$6,494,572
Commercial industrial loans	8,499,513	8,008,968	7,522,968
Other	920,774	849,487	852,977
Total commercial loans	16,440,068	15,768,250	14,870,517
Residential mortgages	10,663,656	10,634,549	9,167,485
Home equity loans and lines of credit	10,321,853	10,127,012	10,002,411
Total consumer loans secured by real estate	20,985,509	20,761,561	19,169,896
Auto loans	4,400,376	4,262,377	4,305,100
Other consumer loans	515,522	559,544	578,520
Total consumer loans	25,901,407	25,583,482	24,053,516
Total loans	$42,341,475	$41,351,732	$38,924,033

DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - Average

Quarters ended (in thousands)	Dec. 31 2004	Sept. 30 2004

Demand deposit accounts	$5,103,981	$4,936,996
NOW accounts	7,544,694	7,117,978
Customer repurchase agreements	851,928	821,182
Savings accounts	3,821,004	3,621,567
Money market accounts	8,082,448	8,256,017
Certificates of deposits	7,221,061	6,985,446
Total	$32,625,116	$31,739,186

LOAN COMPOSITION - Average

Quarters ended (in thousands)	Dec. 31 2004	Sept. 30 2004

Commercial real estate	$5,788,936	$5,621,144
Commercial industrial loans	6,953,564	6,534,378
Other	857,351	850,871
Total commercial loans	13,599,851	13,006,393
Residential mortgages	8,199,190	6,675,476
Home equity loans and lines of credit	9,245,711	8,177,146
Total consumer loans secured by real estate	17,444,901	14,852,622
Auto loans	4,266,466	4,198,175
Other consumer loans	508,705	544,404
Total consumer loans	22,220,072	19,595,201
Total loans	$35,819,923	$32,601,594

Sovereign Bancorp, Inc. and Subsidiaries
RECONCILIATION OF OPERATING/CASH EARNINGS TO REPORTED EARNINGS
(unaudited)

          Operating/cash earnings for 2005 represents net income adjusted for the after-tax effects of merger-related and integration charges, certain restructuring charges and the amortization of intangible assets. Operating/cash earnings for 2004 represent net income adjusted for the after-tax effects of merger-related and integration charges and the loss on early extinguishment of debt, the fourth quarter adoption of EITF 04-8, other-than-temporary non-cash impairment charges on Fannie Mae and Freddie Mac preferred equity securities and the amortization of intangible assets. Management’s operating/cash earnings goal for 2005 excludes the after-tax effects of merger-related and integration charges, certain restructuring charges and the amortization of intangible assets.  The table below reconciles our GAAP earnings to operating/cash earnings.

          (dollars in thousands, except per share data - all amounts are after tax)

	Quarter Ended Total dollars

	Sep. 30 2005	Jun. 30 2005	Mar. 31 2005	Dec. 31 2004	Sep. 30 2004

Net income as reported	$181,043	$183,471	$183,471	$137,429	$82,542
Contingently convertible trust preferred interest expense, net of tax (1)	6,344	6,335	6,394	6,318	6,310
Net income/(loss) for EPS purposes	$187,387	$189,806	$189,865	$143,747	$88,852
Weighted average diluted shares for GAAP EPS	393,110	400,371	401,339	377,625	367,782
Reconciliation to operating/cash earnings Weighted average diluted shares for GAAP EPS	393,110	400,371	401,339	377,625	367,782
Exclude dilutive effect of EITF 04-8 on contingently convertible debt (1)	—	—	—	(26,082)	(26,082)
Adjusted weighted average diluted shares for Operating/cash EPS	393,110	400,371	401,339	351,543	341,700
Net income and EPS as reported based on adjusted share count (1)	$187,387	$189,806	$152,545	$137,429	$82,542
Business acquisitions:
Merger related and integration costs	(1,300)	(5,490)	15,074	(3,360)	18,162
Provision for loan loss	—	—	—	—	—
Loss on debt extinguishment	—	—	—	—	42,605
Impairment charges on FNMA and FHLMC Preferred Stock	—	—	—	20,891	—
Restructuring charges	(794)	—	3,382	—	—
Amortization of intangibles	11,885	12,229	12,322	12,562	14,578
Operating/cash earnings	$197,178	$196,545	$183,323	$167,522	$157,887

	Per share

	Sep. 30 2005	Jun.30 2005	Mar.31 2005	Dec.31 2004	Sep.30 2004c

Net income as reported Contingently convertible trust preferred interest expense, net of tax (1) Net income/(loss) for EPS purposes	$0.48	$0.47	$0.47	$0.47	$0.24
Weighted average diluted shares for GAAP EPS
Reconciliation to operating/cash earnings
Weighted average diluted shares for GAAP EPS
Exclude dilutive effect of EITF 04-8 on contingently convertible debt (1)
Adjusted weighted average diluted shares for Operating/cash EPS
Net income and EPS as reported based on adjusted share count (1)	$0.48	$0.47	$0.38	$0.39	$0.24
Business acquisitions:
Merger related and integration costs	(0.00)	(0.01)	0.04	(0.01)	0.05
Provision for loan loss	—	—	—	—	—
Loss on debt extinguishment	—	—	—	—	0.12
Impairment charges on FNMA and FHLMC
Preferred Stock	—	—	—	0.06	—
Restructuring charges	(0.00)	—	0.01	—	—
Amortization of intangibles	0.03	0.03	0.03	0.04	0.04
Operating/cash earnings	$0.50	$0.49	$0.46	$0.48	$0.46

	Year to Date				Forward- Looking Per Share 2005

	Total dollars		Per Share

	Sep.30 2005	Sep. 30 2004	Sep.30 2005	Sep.30 2004

Net income as reported	$510,665	$316,123
Contingently convertible trust preferred interest expense, net of tax (1)	19,074	14,895
Net income/(loss) for EPS purposes	$529,739	$331,018	$1.33	$0.97	$1.84
Weighted average diluted shares for GAAP EPS	398,223	341,078
Reconciliation to operating/cash earnings
Weighted average diluted shares for GAAP EPS	398,223	341,078
Exclude dilutive effect of EITF 04-8 on contingently convertible debt (1)	—	(20,827)
Adjusted weighted average diluted shares for Operating/cash EPS	398,223	320,251
Net income and EPS as reported based on adjusted share count (1)	$529,739	$316,123	$1.33	$0.99
Business acquisitions:
Merger related and integration costs	8,284	33,493	0.02	0.10	0.03
Provision for loan loss	—	3,900	—	0.01	—
Loss on debt extinguishment	—	42,605	—	0.13	—
Impairment charges on FNMA and FHLMC Preferred Stock	—	—	—	—	—
Restructuring charges	2,589	—	0.01	—	0.01
Amortization of intangibles	36,436	38,624	0.09	0.12	0.12
Operating/cash earnings	$577,048	$434,745	$1.45	$1.36	$2.00

(1)  Effective in the fourth quarter of 2004, Sovereign adopted EITF 04-8 “Accounting Issues Related to Certain Features of Contingently Convertible Debt and the Effect on Diluted Earnings per Share.”  This EITF requires the potential dilution from contingently convertible debt be included in the calculation of diluted earnings per share upon the issuance of the debt and that the after-tax impact of the interest expense on this debt be added back to net income for earnings per share purposes.  Sovereign issued $800 million of contingently convertible trust preferred equity income redeemable securities in the first quarter of 2004.  Prior period earnings per share were restated.  We have excluded the impact of this pronouncement in our calculation of 2004 operating/cash earnings per share, however it is included in our calculation for 2005 operating/cash earnings per share.

Sovereign Bancorp, Inc. and Subsidiaries
RECONCILIATION OF AVERAGE EQUITY TO AVERAGE TANGIBLE EQUITY AND RELATED
OPERATING RETURN ON AVERAGE TANGIBLE EQUITY
(unaudited)

Reconciliation of Equity to Tangible Equity and Operating Return on
Average Equity to Tangible Returns on Average Equity

	Quarter Ended

	Sept. 30 2005	June 30 2005	Mar. 31 2005

Average Equity	$5,694,895	$5,697,656	$5,588,703
Average Goodwill	2,714,148	2,725,526	2,507,849
Average CDI	243,149	261,854	270,193
Average Tangible Equity	2,737,599	2,710,276	2,810,661
Operating Return on Average Equity	13.74%	13.84%	13.30%
Effect of Goodwill	13.62%	13.91%	11.87%
Effect of CDI	1.22%	1.34%	1.28%
Tangible Return on Average Equity	28.58%	29.09%	26.45%

	Dec. 31 2004	Sept. 30 2004

Average Equity	$4,898,154	$4,544,175
Average Goodwill	2,118,673	1,908,030
Average CDI	278,319	298,094
Average Tangible Equity	2,501,162	2,338,051
Operating Return on Average Equity	13.61%	13.82%
Effect of Goodwill	11.53%	11.36%
Effect of CDI	1.51%	1.78%
Tangible Return on Average Equity	26.65%	26.96%

	Year-to-Date

	Sept. 30 2005	Sept. 30 2004

Average Equity	5,660,822	3,996,471
Average Goodwill	2,649,925	1,459,983
Average CDI	258,320	275,445
Average Tangible Equity	2,752,577	2,261,043
Operating Return on Average Equity	13.63%	14.53%
Effect of Goodwill	13.12%	9.38%
Effect of CDI	1.28%	1.77%
Tangible Return on Average Equity	28.03%	25.68%

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)

          Purchase of Waypoint Financial Corp Inc. (“Waypoint”)
          On January 21, 2005 Sovereign completed the purchase of Waypoint for approximately $950 million.  A cash payment of $269.9 million was made in connection with the transaction with the remaining consideration consisting of the issuance of 29.8 million shares of common stock and stock options (to convert outstanding Waypoint stock options into Sovereign stock options).  The preliminary purchase price was allocated to acquired assets and liabilities of Waypoint based on fair value as of January 21, 2005.  Sovereign is in the process of finalizing these values and as such the allocation of the purchase price is subject to revision.

          Assets and Liabilities Acquired from Waypoint:
          (dollars in millions)

Assets		Liabilities

Investments	$379.2	Deposits:
Loans:		Core	$1,503.7
Commercial	1,299.0	Time	1,384.6
Consumer	991.3	Total deposits	2,888.3
Residential mortgages	313.8	Borrowings and other debt obligations	668.2
Total loans	2,604.1	Other liabilities	67.6
Less allowance for loan losses	(26.5)
Total loans, net	2,577.6	Total liabilities	$3,624.1
Federal funds and cash	324.2
Premises and equipment, net	34.2
Bank owned life insurance	97.0
Other assets	263.9
Core deposit intangible	31.1
Goodwill	598.5
Total assets	$4,305.7

          In connection with the Waypoint acquisition, Sovereign recorded charges against its earnings for the three-month period ended March 31, 2005 for merger-related expenses of $24.7 million pretax ($16.0 million net of tax).

          SOURCE  Sovereign Bancorp, Inc.
          -0-                                                                                 10/18/2005

          /CONTACT:  FINANCIAL CONTACTS: Mark McCollom, +1-610-208-6426 or mmccollo@sovereignbank.com, or Stacey Weikel, +1-610-208-6112 or sweikel@sovereignbank.com, or MEDIA CONTACT: Ed Shultz, +1-610-378-6159 or eshultz1@sovereignbank.com, all of Sovereign Bancorp/
          /Web site:  http://www.sovereignbank.com/
            _